Exhibit 10.1

AMENDMENT TO THE EFJ, INC.

2005 OMNIBUS INCENTIVE COMPENSATION PLAN

The Company’s 2005 Omnibus Incentive Compensation Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.     The first sentence of Section 4(a) of the Plan shall be amended to read as follows:

“(a)   Shares Available.   Subject to adjustment as provided in Section 4(b): (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,400,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 2,400,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 350,000.”

2.     Except as aforesaid, the Plan shall remain in full force and effect.